EXHIBIT 10.51

                FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE


THE STATE OF TEXAS
                                                KNOW ALL MEN BY THESE PRESENTS:
COUNTY  OF  TRAVIS

     THAT, WHEREAS, INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Texas corporation ("Seller") and ASPEN GROWTH PROPERTIES, INC., a Texas corporation ("Aspen"), entered into that certain "Agreement of Sale and Purchase" dated effective as of March 17, 2005 (the "Agreement"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase Lots 1-8 in Block "A" of Amended River Place Section 20, a subdivision in Travis County, Texas, together with approximately 0.345 acres of land located adjacent thereto, all as more fully described therein (collectively, the "Property"); and

     WHEREAS, Aspen has assigned its rights under the Agreement to River Place Pointe, L.P., a Texas limited partnership, La Jolla Marketplace, L.P., a California limited partnership, Rancho Coachella Properties, L.P., a California limited partnership, John M. Tworoger, a married man, Q.D.C., LLC, an Alaskan limited liability company, William Arthur Shirley and Frances W. Shirley, husband and wife, Mark D. McLaren and Kathleen C. McLaren, husband and wife, RNC Resources, Inc., a California corporation, John M. Tworoger, as trustee of the Roger Swift Irrevocable Trust U.D.T. 11/15/1994, W. Creighton Gallaway and Charlotte C. Gallaway, husband and wife, William M. Shannon and Arlene D. Shannon, husband and wife, James W. Patrick and Debra W. Patrick husband and wife, Brenda Tworoger, a married woman, Greg A. Rogers and Kathryn L. Rogers, husband and wife, and Sharon S. Tworoger, an unmarried woman (collectively, the "Purchaser");

   WHEREAS, Seller and Purchaser now desire to amend the Agreement as set forth hereinbelow; and

     WHEREAS, Seller and Purchaser now desire, in connection with the sale and conveyance of the Property, to acknowledge in writing that (a) Purchaser has elected not to enter in the "Purchaser Sublease" referenced in Section 5.01 of the Contract (the "Purchaser Sublease") and (b) Seller has previously accepted a payoff of the "Tenant Improvement Loan" which is described and defined in
Section 1.06 of the Contract (the "Tenant Improvement Loan").

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Agreement, Seller and Purchaser do hereby covenant and agree as follows:

     1. Prorations. Seller and Purchaser agree that subsection 4.05(b) of the Agreement is hereby amended, superceded and replaced in its entirety with this Paragraph 1. Seller and Purchaser hereby agree as follows with respect to the proration of utility expenses and Taxes:



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          a.   Utility  expenses will be prorated based on the best  information available at Closing. After the actual utility expenses are known, adjustments, if any, will be made between Seller and Purchaser.

          b. There will be no proration of 2005 Taxes between Seller and Purchaser at the Closing. Rather, Purchaser will appeal the 2005 valuation of the Property for ad valorem tax purposes (the "Tax Appeal") and, at the Closing, Seller will escrow with the Title Company (the "Tax Escrow") an amount equal to the prorated portion of 2005 Taxes attributable to the portion of such calendar year prior to the Closing Date, determined by utilizing applicable 2004 tax rates and by utilizing the Purchase Price as the assumed value of the Property. Purchaser agrees to prosecute the Tax Appeal diligently and in good faith in an effort to minimize the 2005 Taxes. After a final and binding determination has been made in the Tax Appeal, the proration of the 2005 Taxes under this Agreement between Seller and Purchaser will be adjusted, if necessary, based upon such final and binding determination. The Tax Escrow will be deposited with the Title Company pursuant to an escrow agreement in form acceptable to Seller, Purchaser and the Title Company, and will be disbursed under the terms and provisions of such escrow agreement.

     2. Surveyor's Expenses. Seller agrees that Seller will pay, after the Closing, up to but not in excess of $25,000.00 to cover surveying expenses actually and reasonably charged by Bury + Partners, Inc. to Purchaser in connection with Purchaser's relocation and/or release of existing easements encumbering the Property. In order to secure Seller's obligation to make such payments, Seller, Purchaser and the Title Company will enter into an escrow agreement in form reasonably acceptable to all parties. If the escrowed funds exceed the amount of the reimbursable surveying expenses provided for hereinabove, then the excess funds will be disbursed to Seller and, in all events, all funds which have not been disbursed on or before December 1, 2005, will be returned to Seller.

     3. eLoyalty Allowance. Seller agrees that Seller will pay up to but not in excess of $80,046.00 to reimburse Purchaser for a portion of the "Allowance" payable to eLoyalty Corporation under the terms of the "Leasehold Improvements Agreement" attached as Exhibit "J" to the Second Amendment and Ratification of River Place Pointe II Lease Agreement by and between Seller as Landlord and eLoyalty Corporation as Tenant. Seller will pay such amount to Purchaser only after: (a) eLoyalty Corporation has satisfied all of the applicable requirements for receiving the "Allowance"; (b) Purchaser has paid the entire "Allowance" to eLoyalty Corporation; and (c) Purchaser has delivered to Seller evidence reasonably establishing all of the foregoing. Purchaser agrees and acknowledges that Seller will have no obligation to pay any sums in excess of $80,046.00. All additional amounts payable to eLoyalty will be the sole obligation of Purchaser and Seller will not be required to reimburse Purchaser for any portion thereof. If the escrowed funds exceed the amount of the reimbursable tenant improvement expenses provided for hereinabove, then the excess funds will be disbursed to Seller and, in all events, all funds which have not been disbursed on or before December 1, 2005, will be returned to Seller.



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     4. Unipoint Allowance.  Seller agrees that Seller will pay up to but not in excess of  $84,552.00 to reimburse  Purchaser  for a portion of the  "Allowance"
payable  to  Unipoint   Holdings,   Inc.  under  the  terms  of  the  "Leasehold
Improvements Agreement" attached as Exhibit "G" to the Second Amendment and Ratification of River Place Pointe II Lease Agreement by and between Seller as Landlord and Unipoint Holdings, Inc. as Tenant. Seller will pay such amount to
Purchaser  only  after:   (a) Unipoint  has  satisfied  all  of  the  applicable
requirements for receiving the "Allowance"; (b) Purchaser has paid the entire "Allowance" to Unipoint Holdings, Inc.; and (c) Purchaser has delivered to Seller evidence reasonably establishing all of the foregoing. Purchaser agrees and acknowledges that Seller will have no obligation to pay any sums in excess of $84,552.00. All additional amounts payable to Unipoint Holdings, Inc. will be the sole obligation of Purchaser and Seller will not be required to reimburse Purchaser for any portion thereof. If the escrowed funds exceed the amount of the reimbursable tenant improvement expenses provided for hereinabove, then the excess funds will be disbursed to Seller and, in all events, all funds which have not been disbursed on or before December 1, 2005, will be returned to Seller.

     5. Acknowledgments Regarding Purchaser Sublease and Tenant Improvement Loan. Seller and Purchaser hereby agree and acknowledge that: (a) Purchaser has elected not to enter into the Purchaser Sublease; (b) Seller has previously accepted a complete payoff of the Tenant Improvement Loan; (c) Purchaser is making no payment to Seller for or in connection with the Tenant Improvement Loan; and (d) Seller is not assigning to Purchaser any right, title or interest in or to the Tenant Improvement Loan.

     6. Defined Terms. All terms defined in the Agreement and delineated herein by initial capital letters shall have the same meanings herein as are ascribed to such terms in the Agreement, except to the extent that the meaning of any such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Agreement but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

     7. Effect of Amendment. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Agreement shall continue to govern the rights and obligations of the parties thereunder, and all provisions and covenants of the Agreement, as amended hereby, shall remain in full force and effect. The terms of and provisions of the Agreement, as amended by this instrument, are hereby ratified and confirmed, and this amendment and the Agreement shall be construed as one instrument. In that regard, this amendment and the Agreement, including all exhibits to such documents, constitute the entire agreement between the parties relative to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. In the event of any inconsistency, the terms and provisions of this amendment shall control over and modify the terms and provisions of the Agreement.



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     8. Execution.  To facilitate execution,  this instrument may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties be contained in any one counterpart hereof. Additionally, the parties hereto hereby covenant and agree that, for purposes of facilitating the execution of this instrument: (a) the signature pages taken from separate individually executed counterparts of this instrument may be combined to form multiple fully executed counterparts; and (b) a facsimile signature or a signature delivered by electronic mail shall be deemed to be an original signature for all purposes. All executed counterparts of this instrument shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.

     EXECUTED by the undersigned effective as of June 1, 2005.


SELLER:                                 INVESTORS LIFE INSURANCE COMPANY OF
                                        NORTH AMERICA, a Texas corporation

                                        By:  /s/ J. Bruce Boisture
                                        Printed Name:  J. Bruce Boisture
                                        Title:  Chairman & CEO


     PURCHASER:                         RIVER PLACE POINTE, L.P., a Texas
                                        limited partnership,  for and on behalf
                                        of itself and also as agent and attorney in fact for La Jolla Marketplace, L.P., a California limited partnership,
                                        Rancho Coachella Properties, L.P., a
                                        California limited partnership,  John M.
                                        Tworoger, a married man, Q.D.C., LLC, an Alaskan limited liability company,
                                        William Arthur Shirley and Frances W.
                                        Shirley, husband and wife, Mark D.
                                        McLaren and Kathleen C. McLaren, husband and wife, RNC Resources, Inc., a California corporation, John M.
                                        Tworoger, as trustee of the Roger Swift
                                        Irrevocable Trust U.D.T. 11/15/1994, W.
                                        Creighton Gallaway and Charlotte C.
                                        Gallaway, husband and wife, William M.
                                        Shannon and Arlene D. Shannon, husband
                                        and wife, James W. Patrick and Debra W.
                                        Patrick husband and wife, Brenda
                                        Tworoger, a married woman, Greg A.
                                        Rogers and Kathryn L. Rogers, husband
                                        and wife, and Sharon S. Tworoger, an
                                        unmarried woman

                                        BY: ASPEN GROWTH PROPERTIES, INC., a
                                        Texas  corporation, its general partner

                                        By:  /s/ John M. Tworoger
                                           John M. Tworoger, President



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